Exhibit 99.1

FOR IMMEDIATE RELEASE

NICOLET BANKSHARES, INC. ANNOUNCES SECOND QUARTER 2026 EARNINGS

•Net income of $57 million ($65 million core*) for second quarter 2026, compared to net income of $15 million ($52 million core*) for first quarter 2026
•Diluted earnings per share of $2.62 ($2.99 core*) for second quarter 2026, compared to $0.81 ($2.75 core*) for first quarter 2026
•Return on average assets of 1.47% for second quarter 2026, and core* return on average assets of 1.69%
•Return on average tangible common equity of 19.07% for second quarter 2026, and core* return on average tangible common equity of 21.59%, with return on average equity of 10.09%
•Repurchased 267,310 common shares for $40 million during second quarter 2026, and authorized $150 million in additional repurchases
•Net interest margin increased to 4.14% for second quarter 2026, benefitting from a full quarter of loan purchase accounting accretion as well as lower core deposit funding costs
* Core net income, diluted earnings per share, return on average assets, and return on average tangible common equity are non-GAAP financial measures

Green Bay, Wisconsin, July 21, 2026 - Nicolet Bankshares, Inc. (NYSE: NIC) (“Nicolet”) announced net income of $57 million and earnings per diluted common share of $2.62 for second quarter 2026, compared to net income of $15 million and earnings per diluted common share of $0.81 for first quarter 2026, and net income of $36 million and earnings per diluted common share of $2.34 for second quarter 2025. Net income included certain non-core items, mostly merger-related expenses, that negatively impacted earnings per diluted common share $0.37 for second quarter 2026 and $1.94 for first quarter 2026, resulting in core diluted earnings per common share (non-GAAP) of $2.99 and $2.75, respectively.

“Our second quarter results reflect the strength of the Nicolet model and the disciplined execution of our team,” said Mike Daniels, Chairman, President, and CEO of Nicolet. “Core earnings remained strong, net interest margin expanded, credit quality continued to perform well, allowing us to repurchase stock throughout the quarter, and tangible book value increased. I’m particularly pleased with the progress we’ve made integrating MidWestOne. Throughout the process, our teams have remained focused on serving our clients while executing our integration plan. As we complete our conversion later this summer and begin fully realizing our planned cost savings, we’ll be in a stronger position to restore the high level of profitability and returns that have historically defined Nicolet.”

Daniels added, “From a balance sheet perspective, we continued to improve the composition of both our loan and deposit portfolios during the quarter. While period-end balances were relatively stable, we continue to see a shift toward higher-yielding in-market commercial loans, supported by growth in lower-cost core deposits. This combined with the momentum we’re seeing across our markets and the opportunities we’ve created in Iowa and Minnesota, those trends support continued margin expansion and position us well to deliver solid organic growth through the balance of 2026.”

Nicolet’s financial performance and certain balance sheet line items were impacted by the timing and size of the MidWestOne Financial Group, Inc. (“MidWestOne”) acquisition on February 13, 2026. Certain income statement results, average balances, and related ratios for 2026 include partial contributions from MidWestOne from the acquisition date. At acquisition, MidWestOne added total assets of $6.1 billion, loans of $4.4 billion, and deposits of $5.3 billion.
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Balance Sheet Review
At June 30, 2026, period end assets were $15.4 billion, a decrease of $160 million from March 31, 2026, largely due to lower cash and cash equivalents. Total loans decreased $32 million from March 31, 2026, while investments grew $20 million. Total deposits of $12.5 billion at June 30, 2026, decreased $101 million from March 31, 2026, including a $100 million decrease in brokered deposits and a $1 million decrease in core deposits. Long-term borrowings decreased $87 million from the prior quarter due to the early redemption of junior subordinated debentures. Total capital was $2.3 billion at June 30, 2026, an increase of $15 million over March 31, 2026, with earnings offset by common stock repurchases and the quarterly common stock dividend.

Asset Quality
Nonperforming assets were $75 million and represented 0.49% of total assets at June 30, 2026, compared to $79 million (0.51% of total assets) at March 31, 2026. The allowance for credit losses-loans was $134 million and represented 1.23% of total loans at June 30, 2026, compared to $133 million (or 1.23% of total loans) at March 31, 2026. Asset quality trends remain solid and loan net charge-offs were negligible.

Income Statement Review - Quarter
Net income was $57 million for second quarter 2026, compared to net income of $15 million for first quarter 2026.

Net interest income was $141 million for second quarter 2026, $32 million (29%) higher than first quarter 2026, the net of a $43 million increase in interest income and an $11 million increase in interest expense. Average interest-earning assets of $13.9 billion were up $2.6 billion from first quarter 2026, with higher average loans (up $2.1 billion) and higher average securities (up $567 million), mostly due to the inclusion of a full quarter of MidWestOne balances. Average interest-bearing liabilities of $10.4 billion were up $2.0 billion from first quarter 2026, also attributable to a full quarter of MidWestOne balances.

The net interest margin for second quarter 2026 was 4.14%, compared to 3.98% for first quarter 2026, with a portion of the increase attributable to loan purchase accounting accretion (which added 23 bps and 18 bps to second and first quarter net interest margin, respectively). The yield on interest-earning assets increased 13 bps (to 5.86%), including an 8 bps increase in loan yield (to 6.26%) as well as a higher investment yield from the discount accretion on the early call of a municipal bond and a full quarter of purchase accretion. On the funding side, the cost of interest-bearing liabilities for second quarter 2026 decreased 7 bps (to 2.29%), benefitting from a full quarter of the lower core deposit funding costs from MidWestOne.

Noninterest income was $36 million for second quarter 2026, up $11 million compared to first quarter 2026. Excluding net asset gains (losses), noninterest income was up $8 million, including a $1 million increase in wealth management fee income, a $1 million increase in service charges on deposit accounts, and a $2 million increase in card interchange income, all mostly due to the MidWestOne acquisition. Net asset gains were $2 million for second quarter 2026 (mostly due to favorable market valuations on an equity investment), compared to net asset losses of $1 million for first quarter 2026 (comprised primarily of a write-down on an equity investment).

Noninterest expense was $104 million for second quarter 2026, a $6 million decrease from first quarter 2026, mostly due to a $33 million decrease in merger-related expense offset by a full quarter of MidWestOne expenses. Personnel expense increased $12 million from first quarter 2026, reflecting the larger employee base post-acquisition. Non-personnel expense decreased $18 million from first quarter 2026, and included the decrease in merger-related expense, offset by higher overall expense for a full quarter of the larger operating base and a $5 million loss on the early redemption of junior subordinated debentures.

Sale of Denver Branches
On April 21, 2026, Nicolet National Bank entered into a definitive purchase and assumption agreement to sell its Denver, Colorado banking branches (acquired in the MidWestOne transaction) to Sunwest Bank. This transaction is an all-cash deal that has been approved by the respective boards of directors, has received regulatory approval, and is expected to close in third quarter 2026, subject to standard closing conditions. As of June 30, 2026, the Denver locations had total loans of approximately $402 million and deposits of approximately $388 million.

2

Declaration of Quarterly Cash Dividend to Shareholders
On July 21, 2026, Nicolet’s Board of Directors declared a quarterly cash dividend of $0.36 per share to holders of its common stock. The dividend is payable on September 15, 2026, to shareholders of record as of September 1, 2026.

Next Quarterly Earnings Release
Nicolet expects to issue the third quarter 2026 earnings release on October 20, 2026.
About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial, agricultural and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches primarily in Wisconsin, Iowa, Michigan, and Minnesota. More information can be found at www.nicoletbank.com.
Use of Non-GAAP Financial Measures
This communication contains non-GAAP financial measures, such as core net income, core diluted earnings per common share, core return on average assets, core return on average common equity, return on average tangible common equity, core return on average tangible common equity, tangible book value per common share, and tangible common equity to tangible assets. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See “Reconciliation of Non-GAAP Financial Measures (Unaudited)” below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also aid investors in comparing Nicolet’s financial performance to the financial performance of peer banks. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.
Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
This communication contains statements that constitute “forward-looking statements” within the meaning, and subject to the protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements include, but are not limited to, statements related to the core conversion of the integration process of the Nicolet/MidWestOne merger and resulting cost savings, the expected return to historic levels of profitability, the expected closing date of the sale of our Denver branches, and other statements that may not be historical facts. You can identify these forward-looking statements through the use of words such as “anticipate,” “believe,” “assume,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions of the future or otherwise regarding the outlook for Nicolet’s, MidWestOne’s or the combined company’s future businesses and financial performance and/or the performance of the banking industry and economy in general.
Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control or predict. A number of factors could cause actual results and outcomes to differ materially from those contemplated by these forward-looking statements. These factors include, but are not limited to: (1) the risk that integration of MidWestOne’s and Nicolet’s respective businesses will be materially delayed or will be more costly or difficult than expected, including as a result of unexpected factors or events; (2) the parties’ inability to meet expectations regarding the timing of the proposed sale of the Denver branches; and (3) the failure to satisfy other conditions to completion of the proposed sale, or any unexpected delay in closing the proposed transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase and assumption agreement.
All forward-looking statements included in this communication are made as of the date hereof and are based on information available to management at that time. Except as required by law, Nicolet does not assume any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.
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Nicolet Bankshares, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Assets
Cash and due from banks	$153,492	$123,359	$107,956	$94,402	$129,607
Interest-earning deposits	311,756	492,092	552,276	379,555	293,031
Cash and cash equivalents	465,248	615,451	660,232	473,957	422,638
Securities available for sale, at fair value	2,006,963	1,986,946	859,834	861,534	849,253
Other investments	116,575	99,835	63,247	61,380	59,594
Loans held for sale	19,388	16,627	13,620	11,308	9,955
Other assets held for sale	411,348	400,443	—	—	—
Loans	10,848,164	10,879,694	6,836,345	6,874,711	6,839,141
Allowance for credit losses - loans	(133,584)	(133,435)	(68,806)	(68,785)	(68,408)
Loans, net	10,714,580	10,746,259	6,767,539	6,805,926	6,770,733
Premises and equipment, net	189,197	187,876	120,462	121,711	123,723
Bank owned life insurance (“BOLI”)	296,095	293,790	192,498	190,979	189,342
Goodwill and other intangibles, net	961,687	967,843	382,400	383,693	385,107
Accrued interest receivable and other assets	233,538	259,420	125,275	118,942	120,464
Total assets	$15,414,619	$15,574,490	$9,185,107	$9,029,430	$8,930,809

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$2,717,610	$2,537,729	$1,828,928	$1,826,453	$1,800,335
Interest-bearing deposits	9,805,726	10,086,635	5,901,843	5,785,012	5,741,338
Total deposits	12,523,336	12,624,364	7,730,771	7,611,465	7,541,673
Long-term borrowings	92,750	179,968	134,860	134,600	134,340
Other liabilities held for sale	388,060	385,882	—	—	—
Accrued interest payable and other liabilities	138,999	127,399	61,814	68,405	64,698
Total liabilities	13,143,145	13,317,613	7,927,445	7,814,470	7,740,711
Stockholders' Equity:
Common stock	211	213	148	148	149
Additional paid-in capital	1,552,947	1,589,992	583,257	581,815	601,625
Retained earnings	755,311	706,099	697,799	662,252	625,243
Accumulated other comprehensive income (loss)	(36,995)	(39,427)	(23,542)	(29,255)	(36,919)
Total stockholders' equity	2,271,474	2,256,877	1,257,662	1,214,960	1,190,098
Total liabilities and stockholders' equity	$15,414,619	$15,574,490	$9,185,107	$9,029,430	$8,930,809

Common shares outstanding	21,060,762	21,316,619	14,811,445	14,798,895	14,924,086

Nicolet Bankshares, Inc.
Consolidated Statements of Income (Unaudited)
	For the Three Months Ended					For the Six Months Ended
(In thousands, except per share data)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Interest income:
Loans, including loan fees	$174,705	$139,784	$106,579	$107,930	$105,976	$314,489	$206,642
Taxable investment securities	19,305	11,955	6,294	6,201	6,027	31,260	11,587
Tax-exempt investment securities	1,692	1,358	972	998	1,017	3,050	2,066
Other interest income	5,202	5,115	6,393	5,204	4,618	10,317	10,084
Total interest income	200,904	158,212	120,238	120,333	117,638	359,116	230,379
Interest expense:
Deposits	57,321	46,656	37,622	39,312	40,472	103,977	79,937
Short-term borrowings	—	—	1	—	—	—	—
Long-term borrowings	2,112	1,997	1,721	1,757	2,057	4,109	4,127
Total interest expense	59,433	48,653	39,344	41,069	42,529	108,086	84,064
Net interest income	141,471	109,559	80,894	79,264	75,109	251,030	146,315
Provision for credit losses	1,500	6,050	750	950	1,050	7,550	2,550
Net interest income after provision for credit losses	139,971	103,509	80,144	78,314	74,059	243,480	143,765
Noninterest income:
Wealth management fee income	11,738	10,655	8,196	7,629	6,811	22,393	13,786
Mortgage income, net	3,624	3,539	3,653	3,568	2,907	7,163	4,833
Service charges on deposit accounts	4,139	3,149	2,016	2,000	1,962	7,288	3,987
Card interchange income	6,332	4,228	3,772	3,752	3,699	10,560	7,036
BOLI income	2,305	1,882	1,857	1,654	1,429	4,187	2,849
Asset gains (losses), net	2,364	(867)	422	1,294	(199)	1,497	(553)
Deferred compensation plan asset market valuations	1,947	(277)	465	972	1,437	1,670	1,482
LSR income, net	778	711	644	668	950	1,489	2,007
Other noninterest income	3,052	2,274	2,067	2,082	1,637	5,326	3,429
Total noninterest income	36,279	25,294	23,092	23,619	20,633	61,573	38,856
Noninterest expense:
Personnel expense	50,612	38,159	30,233	29,437	29,114	88,771	55,635
Occupancy, equipment and office	16,398	12,375	9,169	9,028	9,104	28,773	18,434
Business development and marketing	3,184	2,337	2,093	2,223	1,593	5,521	3,693
Data processing	7,758	6,185	4,691	4,671	4,682	13,943	9,207
Intangibles amortization	6,156	4,096	1,293	1,414	1,481	10,252	3,033
FDIC assessments	1,801	1,275	1,033	1,005	1,029	3,076	1,969
Merger-related expense	7,403	40,686	1,956	—	—	48,089	—
Other noninterest expense	10,452	4,682	2,571	2,310	2,916	15,134	5,735
Total noninterest expense	103,764	109,795	53,039	50,088	49,919	213,559	97,706
Income before income tax expense	72,486	19,008	50,197	51,845	44,773	91,494	84,915
Income tax expense	15,585	3,812	9,873	10,110	8,738	19,397	16,288
Net income	$56,901	$15,196	$40,324	$41,735	$36,035	$72,097	$68,627
Earnings per common share:
Basic	$2.68	$0.83	$2.72	$2.81	$2.40	$3.65	$4.53
Diluted	$2.62	$0.81	$2.65	$2.73	$2.34	$3.56	$4.42
Common shares outstanding:
Basic weighted average	21,208	18,232	14,804	14,836	15,029	19,728	15,142
Diluted weighted average	21,729	18,749	15,227	15,303	15,431	20,246	15,538

Nicolet Bankshares, Inc.
Consolidated Financial Summary (Unaudited)
	For the Three Months Ended					For the Six Months Ended
(In thousands, except share & per share data)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Selected Average Balances:
Loans	$11,259,572	$9,194,624	$6,858,444	$6,843,189	$6,833,236	$10,232,803	$6,772,060
Investment securities	2,046,717	1,479,693	902,147	903,839	900,469	1,764,771	893,280
Interest-earning assets	13,857,424	11,235,506	8,381,031	8,206,651	8,140,178	12,553,708	8,109,756
Cash and cash equivalents	553,075	576,905	634,751	480,208	423,272	564,924	460,363
Goodwill and other intangibles, net	964,140	642,403	382,956	384,296	385,735	804,160	386,494
Total assets	15,479,444	12,429,336	9,163,123	8,984,344	8,909,653	13,962,816	8,879,698
Deposits	12,922,613	10,386,008	7,717,321	7,583,986	7,504,224	11,661,318	7,475,325
Interest-bearing liabilities	10,400,080	8,363,619	5,989,196	5,911,850	5,972,117	9,387,475	5,962,651
Stockholders’ equity (common)	2,262,902	1,792,181	1,234,619	1,194,974	1,183,316	2,028,842	1,181,104
Selected Ratios: (1)
Book value per common share	$107.85	$105.87	$84.91	$82.10	$79.74	$107.85	$79.74
Tangible book value per common share (2)	$62.19	$60.47	$59.09	$56.17	$53.94	$62.19	$53.94
Return on average assets	1.47%	0.50%	1.75%	1.84%	1.62%	1.04%	1.56%
Return on average common equity	10.09	3.44	12.96	13.86	12.21	7.17	11.72
Return on average tangible common equity (2)	19.07	6.49	19.27	20.98	18.72	13.20	18.04
Core return on average assets (non-GAAP) (2)	1.69	1.68	1.80	1.80	1.63	1.68	1.57
Core return on average common equity (non-GAAP) (2)	11.53	11.66	13.35	13.51	12.27	11.59	11.79
Core return on average tangible common equity (non-GAAP) (2)	21.59	19.30	19.84	20.47	18.80	20.52	18.15
Average equity to average assets	14.62	14.42	13.47	13.30	13.28	14.53	13.30
Stockholders’ equity to assets	14.74	14.49	13.69	13.46	13.33	14.74	13.33
Tangible common equity to tangible assets (2)	9.06	8.82	9.94	9.61	9.42	9.06	9.42
Net interest margin	4.14	3.98	3.86	3.86	3.72	4.07	3.65
Efficiency ratio	58.62	80.30	51.00	49.10	51.79	68.07	52.34
Effective tax rate	21.50	20.05	19.67	19.50	19.52	21.20	19.18
Selected Asset Quality Information:
Nonaccrual loans	$71,545	$73,494	$31,679	$27,463	$27,735	$71,545	$27,735
Other real estate owned	3,459	5,985	667	767	881	3,459	881
Nonperforming assets	$75,004	$79,479	$32,346	$28,230	$28,616	$75,004	$28,616
Net loan charge-offs (recoveries)	$651	$833	$529	$573	$372	$1,484	$714
Allowance for credit losses-loans to loans	1.23%	1.23%	1.01%	1.00%	1.00%	1.23%	1.00%
Net charge-offs to average loans (1)	0.02	0.04	0.03	0.03	0.02	0.03	0.02
Nonperforming loans to total loans	0.66	0.68	0.46	0.40	0.41	0.66	0.41
Nonperforming assets to total assets	0.49	0.51	0.35	0.31	0.32	0.49	0.32
Stock Repurchase Information: (3)
Common stock repurchased ($)	$40,242	$22,401	$—	$20,525	$29,989	$62,643	$56,036
Common stock repurchased (shares)	267,310	149,499	—	155,393	257,402	416,809	490,609
(1)Income statement-related ratios for partial-year periods are annualized.
(2)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation of these financial measures.
(3)Reflects common stock repurchased under board of director authorizations for the common stock repurchase program.

Nicolet Bankshares, Inc.
Consolidated Loan & Deposit Metrics (Unaudited)
(In thousands)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Period End Loan Composition
Commercial & industrial	$2,350,769	$2,330,665	$1,367,522	$1,415,841	$1,412,621
Owner-occupied commercial real estate (“CRE”)	1,543,772	1,558,995	939,587	947,390	963,278
Agricultural	1,765,864	1,759,960	1,415,425	1,378,070	1,346,924
Commercial	5,660,405	5,649,620	3,722,534	3,741,301	3,722,823
CRE investment	2,329,696	2,378,946	1,188,351	1,213,301	1,231,423
Construction & land development	571,280	575,030	326,638	324,209	298,122
Commercial real estate	2,900,976	2,953,976	1,514,989	1,537,510	1,529,545
Commercial-based loans	8,561,381	8,603,596	5,237,523	5,278,811	5,252,368
Residential construction	139,823	144,737	95,268	92,325	88,152
Residential first mortgage	1,584,362	1,580,088	1,193,683	1,199,512	1,205,841
Residential junior mortgage	474,964	464,395	268,188	260,167	249,406
Residential real estate	2,199,149	2,189,220	1,557,139	1,552,004	1,543,399
Retail & other	87,634	86,878	41,683	43,896	43,374
Retail-based loans	2,286,783	2,276,098	1,598,822	1,595,900	1,586,773
Total loans	$10,848,164	$10,879,694	$6,836,345	$6,874,711	$6,839,141

Period End Deposit Composition
Noninterest-bearing demand	$2,717,610	$2,537,729	$1,828,928	$1,826,453	$1,800,335
Interest-bearing demand	2,221,385	2,516,924	1,263,276	1,104,552	1,266,507
Money market	3,007,957	2,955,846	2,056,550	2,044,055	1,900,639
Savings	1,760,294	1,763,204	834,520	825,683	805,300
Time	2,816,090	2,850,661	1,747,497	1,810,722	1,768,892
Total deposits	$12,523,336	$12,624,364	$7,730,771	$7,611,465	$7,541,673
Brokered transaction accounts *	$100,000	$175,000	$25,000	$25,000	$155,000
Brokered time deposits *	385,080	409,922	382,116	422,516	429,303
Total brokered deposits *	$485,080	$584,922	$407,116	$447,516	$584,303
Customer transaction accounts *	$9,607,246	$9,598,703	$5,958,274	$5,775,743	$5,617,781
Customer time deposits *	2,431,010	2,440,739	1,365,381	1,388,206	1,339,589
Total customer deposits (core) *	$12,038,256	$12,039,442	$7,323,655	$7,163,949	$6,957,370

* During first quarter 2026, Nicolet reclassified fully reciprocated deposit balances with ICS from brokered deposits to core deposits to be more consistent with the presentation typically used by peer banks. The ICS reciprocal deposits are part of the IntraFi Network Deposits program, which is used by financial institutions to distribute deposits that exceed FDIC insurance coverage limits to numerous institutions in order to provide insurance coverage for all participating deposits. Prior periods have been restated to reflect this change. There was no change to total deposits or the deposit categories.

Nicolet Bankshares, Inc.
Net Interest Income and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average		Average	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Total loans (1) (2)	$11,259,572	$175,903	6.26%	$9,194,624	$140,412	6.18%	$6,833,236	$106,103	6.23%
Investment securities (2)	2,046,717	21,413	4.19%	1,479,693	13,703	3.71%	900,469	7,371	3.27%
Other interest-earning assets	551,135	5,202	3.78%	561,189	5,115	3.69%	406,473	4,618	4.56%
Total interest-earning assets	13,857,424	$202,518	5.86%	11,235,506	$159,230	5.73%	8,140,178	$118,092	5.82%
Other assets, net	1,622,020			1,193,830			769,475
Total assets	$15,479,444			$12,429,336			$8,909,653
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits *	$9,705,296	$51,905	2.15%	$7,702,195	$41,762	2.20%	$5,167,371	$33,268	2.58%
Brokered deposits *	535,443	5,416	4.06%	502,241	4,894	3.95%	649,132	7,204	4.45%
Total interest-bearing deposits	10,240,739	57,321	2.25%	8,204,436	46,656	2.31%	5,816,503	40,472	2.79%
Wholesale funding	159,341	2,112	5.32%	159,183	1,997	5.09%	155,614	2,057	5.30%
Total interest-bearing liabilities	10,400,080	$59,433	2.29%	8,363,619	$48,653	2.36%	5,972,117	$42,529	2.86%
Noninterest-bearing demand deposits	2,681,874			2,181,572			1,687,721
Other liabilities	134,588			91,964			66,499
Stockholders' equity	2,262,902			1,792,181			1,183,316
Total liabilities and stockholders' equity	$15,479,444			$12,429,336			$8,909,653
Net interest income and rate spread		$143,085	3.57%		$110,577	3.37%		$75,563	2.96%
Net interest margin			4.14%			3.98%			3.72%
Loan purchase accounting accretion (3)		$7,989	0.23%		$4,896	0.18%		$1,475	0.07%
Loan nonaccrual interest (3)		$97	—%		$780	0.03%		$(26)	—%

	For the Six Months Ended
	June 30, 2026			June 30, 2025
	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Total loans (1) (2)	$10,232,803	$316,315	6.23%	$6,772,060	$206,907	6.15%
Investment securities (2)	1,764,771	35,116	3.98%	893,280	14,322	3.21%
Other interest-earning assets	556,134	10,317	3.74%	444,416	10,084	4.57%
Total interest-earning assets	12,553,708	$361,748	5.80%	8,109,756	$231,313	5.74%
Other assets, net	1,409,108			769,942
Total assets	$13,962,816			$8,879,698
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits *	$8,709,279	$93,667	2.17%	$5,173,698	$65,843	2.57%
Brokered deposits *	518,933	10,310	4.01%	630,617	14,094	4.51%
Total interest-bearing deposits	9,228,212	103,977	2.27%	5,804,315	79,937	2.78%
Wholesale funding	159,263	4,109	5.20%	158,336	4,127	5.26%
Total interest-bearing liabilities	9,387,475	$108,086	2.32%	5,962,651	$84,064	2.84%
Noninterest-bearing demand deposits	2,433,106			1,671,010
Other liabilities	113,393			64,933
Stockholders' equity	2,028,842			1,181,104
Total liabilities and stockholders' equity	$13,962,816			$8,879,698
Net interest income and rate spread		$253,662	3.48%		$147,249	2.90%
Net interest margin			4.07%			3.65%
Loan purchase accounting accretion (3)		$12,885	0.21%		$2,950	0.07%
Loan nonaccrual interest (3)		$877	0.01%		$(330)	(0.01)%
* During first quarter 2026, Nicolet reclassified fully reciprocated deposit balances with ICS from brokered deposits to core deposits to be more consistent with the presentation typically used by peer banks. The ICS reciprocal deposits are part of the IntraFi Network Deposits program, which is used by financial institutions to distribute deposits that exceed FDIC insurance coverage limits to numerous institutions in order to provide insurance coverage for all participating deposits. Prior periods have been restated to reflect this change. There was no change to total deposits or the deposit categories.
(1) Nonaccrual loans and loans held for sale are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and tax-exempt investment securities is computed on a tax-equivalent basis using a federal tax rate of 21%, and adjusted for the disallowance of interest expense.
(3) Loan purchase accounting accretion and Loan nonaccrual interest included in Total loans interest above, and the related impact to net interest margin.

Nicolet Bankshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	For the Three Months Ended					For the Six Months Ended
(In thousands, except per share data)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Core net income reconciliation: (1)
Net income (GAAP)	$56,901	$15,196	$40,324	$41,735	$36,035	$72,097	$68,627
Adjustments:
Provision expense (2)	—	4,700	—	—	—	4,700	—
Assets (gains) losses, net	(2,364)	867	(422)	(1,294)	199	(1,497)	553
Merger-related expense	7,403	40,686	1,956	—	—	48,089	—
Loss on early extinguishment of debt	5,377	—	—	—	—	5,377	—
Adjustments subtotal	10,416	46,253	1,534	(1,294)	199	56,669	553
Tax on Adjustments (3)	2,239	9,944	299	(252)	39	12,184	108
Core net income (non-GAAP)	$65,078	$51,505	$41,559	$40,693	$36,195	$116,582	$69,072
Intangibles amortization, net of tax	$4,832	$3,215	$1,041	$1,138	$1,192	$8,048	$2,442
Core net income (non-GAAP) for tangible common equity ratio	$69,910	$54,720	$42,600	$41,832	$37,387	$124,630	$71,514
Diluted earnings per common share:
Diluted earnings per common share (GAAP)	$2.62	$0.81	$2.65	$2.73	$2.34	$3.56	$4.42
Core diluted earnings per common share (non-GAAP)	$2.99	$2.75	$2.73	$2.66	$2.35	$5.76	$4.45
Selected Ratios: (4)
Return on average assets (GAAP)	1.47%	0.50%	1.75%	1.84%	1.62%	1.04%	1.56%
Return on average common equity (GAAP)	10.09%	3.44%	12.96%	13.86%	12.21%	7.17%	11.72%
Return on average tangible common equity (non-GAAP) (5)	19.07%	6.49%	19.27%	20.98%	18.72%	13.20%	18.04%
Core return on average assets (non-GAAP)	1.69%	1.68%	1.80%	1.80%	1.63%	1.68%	1.57%
Core return on average common equity (non-GAAP)	11.53%	11.66%	13.35%	13.51%	12.27%	11.59%	11.79%
Core return on average tangible common equity (non-GAAP) (5)	21.59%	19.30%	19.84%	20.47%	18.80%	20.52%	18.15%
Tangible assets: (5)
Total assets	$15,414,619	$15,574,490	$9,185,107	$9,029,430	$8,930,809
Goodwill and other intangibles, net	961,687	967,843	382,400	383,693	385,107
Tangible assets	$14,452,932	$14,606,647	$8,802,707	$8,645,737	$8,545,702
Tangible common equity: (5)
Stockholders’ equity (common)	$2,271,474	$2,256,877	$1,257,662	$1,214,960	$1,190,098
Goodwill and other intangibles, net	961,687	967,843	382,400	383,693	385,107
Tangible common equity	$1,309,787	$1,289,034	$875,262	$831,267	$804,991
Tangible average common equity: (5)
Average stockholders’ equity (common)	$2,262,902	$1,792,181	$1,234,619	$1,194,974	$1,183,316	$2,028,842	$1,181,104
Average goodwill and other intangibles, net	964,140	642,403	382,956	384,296	385,735	804,160	386,494
Average tangible common equity	$1,298,762	$1,149,778	$851,663	$810,678	$797,581	$1,224,682	$794,610
Note: Numbers may not sum due to rounding.
(1)The core net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also to aid investors in the comparison of Nicolet’s financial performance to the financial performance of peer banks.
(2)Includes the provision expense for the ACL on unfunded commitments related to the MidWestOne merger.
(3)Assumes an effective tax rate of 21.5% for 2026 and 19.5% for 2025.
(4)The ratios of core return on average assets and core return on average common equity use core net income as the numerator in place of net income (GAAP). These financial metrics have been included as they provide information useful to investors in understanding the operating performance and trends of Nicolet.
(5)The ratios of tangible book value per common share, return on average tangible common equity, core return on average tangible common equity, and tangible common equity to tangible assets exclude goodwill and other intangibles, net. In addition, the ratios of return on average tangible common equity and core return on average tangible common equity remove the intangibles amortization, net of tax, from the numerator. These financial ratios have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.